UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2018

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20574	51-0340466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code (818) 871-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated February 21, 2018, a copy of which is furnished as Exhibit 99.1 to this report, The Cheesecake Factory Incorporated (the “Company”) reported financial results for the fourth quarter of fiscal 2017, which ended on January 2, 2018.  Total revenues were $571.8 million in the fourth quarter of fiscal 2017 as compared to $603.1 million in the fourth quarter of fiscal 2016. The fourth quarter of fiscal 2017 included 13 weeks compared to 14 weeks in the fourth quarter of fiscal 2016. Net income and diluted net income per share were $57.7 million and $1.24, respectively, in the fourth quarter of fiscal 2017.

The Company recorded a $38.5 million benefit to the income tax provision from a revaluation of the Company’s deferred tax assets and liabilities related to recently enacted tax reform. The Company also recorded a pre-tax, non-cash impairment charge of $9.1 million related to one The Cheesecake Factory restaurant and one Grand Lux Cafe. Excluding these items, net income and diluted net income per share on a non-GAAP basis were $24.7 million and $0.53, respectively, in the fourth quarter of fiscal 2017.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure of Executive Officer.

The Company announces that Max Byfuglin, President of The Cheesecake Factory Bakery, Inc. (the “Bakery”), a wholly owned subsidiary of the Company, will retire on a date to be determined in Spring, 2018.  Mr. Byfuglin started at a predecessor of the Company in 1982 and continued in various positions of increasing responsibility with the Company. He was appointed as President of the Bakery in 2006 and has continued to serve in that position since then, overseeing the growth of the Bakery to two manufacturing locations in the United States and worldwide distribution of the Company’s bakery products to not only the Company’s branded restaurants but also its restaurant licensees as well as third parties.  Mr. David Overton, the Company’s Chairman of the Board and Chief Executive Officer, will act as interim President of the Bakery until a successor is appointed.

Amendment to Employment Agreement with David Overton.

On February 15, 2018, the Board of Directors (the “Board”) of the Company approved a First Amendment to Employment Agreement (the “Employment Agreement”), between the Company and David Overton, the Company’s Chairman of the Board and Chief Executive Officer, effective April 1, 2018, which amendment extends the expiration date of the Employment Agreement by one year until April 1, 2019 and provides for additional one year extensions on each annual anniversary date thereafter, unless not less than 90 days prior to such anniversary date either Mr. Overton or the Company gives notice not to further extend the term, and otherwise provides that the Employment Agreement remains unmodified and in full force and effect.

The full text of the First Amendment to Employment Agreement is attached as Exhibit 99.2 to this report and is hereby incorporated by reference herein.

Form Notice of Grant and Stock Option Agreement and/or Restricted Share Agreement. On February 15, 2018, the Compensation Committee of the Board (the “Compensation Committee”) approved a form of a Notice of Grant and Stock Option Agreement and/or Restricted Share Agreement (the “Notice Agreement”) for all grants to be made under the 2010 Stock Incentive Plan, dated February 25, 2010, as last amended effective June 8, 2017 (the “2010 Stock Incentive Plan”) to executive officers of the Company. The full text of the Notice Agreement is attached as Exhibit 99.3 to this report and is hereby incorporated by reference herein.

Performance Incentive Plan Payments for Fiscal 2017.  On February 15, 2018, the Compensation Committee approved the payment of the following performance achievement awards (“Awards”) for fiscal 2017 to certain executive officers of the Company under the Company’s 2015 Amended and Restated Annual Performance Incentive Plan (the “Performance Incentive Plan”), as amended and restated on May 28, 2015:

Name	Amount of Award	Award as a Percentage of 2017 Effective Salary(1)
David Overton	$273,625	27.50%
Chairman and Chief Executive Officer

David M. Gordon	$111,779	18.75%
President

Matthew E. Clark(2)	$56,349	16.25%
Executive Vice President and Chief Financial Officer

Debby R. Zurzolo	$80,388	16.25%
Executive Vice President, General Counsel and Secretary

Max S. Byfuglin	$141,700	32.50%
President, The Cheesecake Factory Bakery Incorporated

W. Douglas Benn Former Executive Vice President and Chief Financial Officer(3)	$43,455	16.25%

(1) Effective salary is the actual salary earned by the executive officer during fiscal year 2017 and reflects salary adjustments made prior to 90 days from the commencement of the 2017 fiscal year.

(2) Mr. Clark was promoted to Executive Vice President and Chief Financial Officer of the Company, effective July 7, 2017. The Award reflects the pro rata share based upon his pre-promotion salary and adjusted salary following his July 7, 2017 promotion.

(3) Mr. Benn resigned as Executive Vice President and Chief Financial Officer of the Company, effective July 7, 2017. The Award reflects a pro rata share based upon his effective salary during his tenure with the Company in 2017.

Performance Incentive Plan for Fiscal 2018.  On February 15, 2018, the Compensation Committee also approved performance incentive targets and objectives for fiscal 2018 under the Performance Incentive Plan.  For fiscal 2018, except for the bakery division of the Company, 75% of each Award will be based upon achievement of a Company EBITDA objective and 25% of each Award will be based on achievement of both a Company threshold EBITDA objective and additional strategic objectives.  For the bakery division, 50% of each Award will be based on achievement of a Company EBITDA objective, 25% of each Award will be based on achievement of a bakery division EBITDA objective, and 25% of each Award will be based on achievement of both a bakery division EBITDA objective and additional strategic objectives related to the bakery operations.

Executive officers participating in the Performance Incentive Plan for fiscal 2018 will have an opportunity to earn an Award ranging from 0% to 175% of a performance incentive target range, calculated as a percentage of salary.  Payment of Awards is in the discretion of the Compensation Committee and is subject to the Company’s ability to accrue for such Awards and to the Compensation Committee’s determination that the specified strategic and operational objectives were satisfied.  The performance incentive target as a percentage of base salary payable to each executive officer (if achieved at 100% of the established goals), and the maximum Award as a percentage of base salary payable to each executive officer (if achieved at the maximum level exceeding 100% of the established goals), under the Performance Incentive Plan for fiscal 2018, are as follows:

Name	Performance Incentive Target as a Percentage of Salary	Maximum Potential Award as a Percentage of Salary
David M. Overton	110%	192.5%

David M. Gordon	80%	140.0%

Matthew E. Clark	70%	122.5%

Debby R. Zurzolo	65%	113.8%

Max S. Byfuglin	65%	113.8%

Awards which may be made for fiscal 2018 will be calculated under the foregoing formulae based upon the executive officers’ base salary actually earned for fiscal 2018, and therefore will take into account any adjustments to base salary for fiscal 2018 made prior to 90 days from the commencement of the Company’s fiscal year. The maximum Award payable in any fiscal year to an executive officer under the Performance Incentive Plan is $2.5 million, and accordingly, the maximum potential Award that would be due and payable to any executive officer for fiscal 2018 would be the lesser of (i) $2.5 million or (ii) the product of the maximum potential Award percentage shown in the above table multiplied by the executive officer’s earned base salary for fiscal 2018.

There is no assurance that the Company will achieve the performance incentive targets and objectives established by the Compensation Committee in any fiscal year.

Annual Base Salary and Equity Awards for Executive Officers. On February 15, 2018 and on February 20, 2018, the Compensation Committee also approved the following annual base salaries for the executive officers of the Company whose names and titles are listed below. Such base salaries are effective February 28, 2018:

Name	Title	Amount
David Overton	Chairman of the Board and Chief Executive Officer	$995,000
David M. Gordon	President	$625,000
Matthew E. Clark	Executive Vice President and Chief Financial Officer	$490,000
Debby R. Zurzolo	Executive Vice President, General Counsel and Secretary	$512,000
Max S. Byfuglin	President, The Cheesecake Factory Bakery, Incorporated	$438,000

On February 15, 2018, the Compensation Committee also approved grants of options to purchase the Company’s common stock under the terms of the 2010 Stock Incentive Plan to each of the executive officers of the Company whose names are listed below. Because the Company previously announced on January 9, 2018 Ms. Zurzolo’s retirement as Executive Vice President, General Counsel and Secretary of the Company, effective April 12, 2018 and, concurrently herewith is announcing Mr. Byfuglin’s retirement, effective in Spring 2018 (exact date to be determined), the Compensation Committee did not consider granting awards under the 2010 Stock Incentive Plan for fiscal 2018 to either of these two executive officers:

Name	Number of Shares Subject to Stock Options
David Overton	179,300
David M. Gordon	41,500
Matthew E. Clark	38,000

These options to purchase the Company’s common stock were granted at an exercise price of $47.06 per share, which was the closing price per share for the Company’s common stock on February 15, 2018, the date of grant, and incrementally vest as to 20% of the shares on each of February 15, 2019, February 15, 2020, February 15, 2021, February 15, 2022, and February 15, 2023.

On February 15, 2018, the Compensation Committee also approved grants of restricted shares of the Company’s common stock subject to a performance condition to each of the executive officers of the Company whose names are listed below under the terms of the 2010 Stock Incentive Plan, as follows:

Name	Number of Restricted Shares Awarded at Target- EPS Performance Condition
David Overton	44,600
David M. Gordon	10,400
Matthew E. Clark	9,500

These restricted shares were granted subject to achievement of a performance condition (“EPS Performance Condition”), which EPS Performance Condition was approved by stockholders under the 2010 Stock Incentive Plan. Actual restricted shares vesting may be at a lower or higher amount, or none at all, dependent upon the level of achievement of the EPS Performance Condition, within a range between a threshold and a maximum number of shares, as described below. Such shares then would be subject to time based vesting at the rate of 60% of the shares on February 15, 2021 and 20% of the shares on each of February 15, 2022 and February 15, 2023.

The EPS Performance Condition provides that the vesting of this award is subject to the Company achieving a cumulative fully diluted EPS growth over fiscal years 2018, 2019, and 2020 of at least a specified dollar amount, with the formula providing a threshold, target and maximum cumulative fully diluted EPS dollar amount for purposes of determining the number of shares eligible to vest. If at least 88% and up to 113% (or more) of the EPS Performance Condition is achieved, a number of shares shall be eligible to vest, the exact number of which will be determined by multiplying a predetermined payout percentage (between 60% to 150%, based upon the level of achievement of the EPS Performance Condition), by the number of shares granted at the Target amount shown above.

ITEM 8.01      OTHER EVENTS.

Dividend Declaration. On February 15, 2018, the Board declared a quarterly cash dividend of $0.29 per share which will be paid on March 20, 2018 to the stockholders of record of each share of the Company’s common stock at the close of business on February 28, 2018. Future dividends, if any, will be subject to Board approval.

Share Repurchase Plan. On February 15, 2018, the Board also approved the adoption of a share repurchase plan with J.P. Morgan Securities LLC intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “10b5-1 Plan”). The 10b5-1 Plan will become effective on May 1, 2018 and terminate on July 31, 2018, unless terminated sooner in accordance with its terms. Purchases may be made in the open market or through privately negotiated transactions in support of the Company’s share repurchase plan. Purchases in the open market will be made in compliance with Rule 10b-18 under the Securities Exchange Act of 1934.

Shareholders Rights Agreement. On February 15, 2018, the Board also adopted a resolution with respect to the Company’s Rights Agreement which was most recently amended as of August 1, 2008 and expires on August 4, 2018 (the “Rights Agreement”). Such resolution provides that, following the expiration of the Rights Agreement at the close of business on August 4, 2018, the Board will only adopt a shareholder rights plan if (i) in the exercise of its fiduciary responsibilities, it determines that it is in the best interests of the stockholders under the circumstances to adopt such plan without the delay that would result from seeking stockholder approval, (ii) such plan will be put to a stockholder ratification vote within 12 months of adoption or will expire and (iii) if such plan is not approved by a majority of the votes cast on the issue, the plan will immediately terminate.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits

99.1	Press release dated February 21, 2018 entitled, “The Cheesecake Factory Reports Results for Fourth Quarter of Fiscal 2018”

99.2	First Amendment to Employment Agreement, effective April 1, 2018

99.3	Form of Notice of Grant and Stock Option Agreement and/or Restricted Share Agreement

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated February 21, 2018 entitled, “The Cheesecake Factory Reports Results for Fourth Quarter of Fiscal 2017”

99.2	First Amendment to Employment Agreement effective April 1, 2018

99.3	Form of Notice of Grant and Stock Option Agreement and/or Restricted Share Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2018	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer